LIMITED POWER OF ATTORNEY

By this limited Power of Attorney, the undersigned hereby constitutes and appoints Neal Goldman, Gerry
Blunt, Karen Zimlinghaus or Stacy Romain-Bishop, acting jointly or severally, his true and lawful attorney-in-fact to:

(1)	 execute for and on behalf of the undersigned
a Securities and Exchange Commission ("SEC") Form 3
initial statement of beneficial ownership or Form 4 indicating any changes in the undersigned's beneficial ownership of 3Com Corporation common stock reportable on such form;

(2)	execute for and on behalf of the undersigned a
SEC Form 5 indicating any changes in the undersigned's beneficial ownership of 3Com Corporation common stock reportable on such form for the fiscal year in which such change occurs;

(3)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, Form 4, or Form 5 and the timely filing of such forms with the SEC and any other appropriate entity or authority; and

(4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

Unless terminated in writing by the undersigned, the authority granted under this Limited Power of Attorney shall expire at such time as the undersigned ceases to be an affiliate of 3Com Corporation.

IN WITHNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 16 day of January, 2004.

/s/ Dennis C Connors
_______________________
Signature

Dennis C. Connors
_______________________
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